Exhibit 10.3

Execution Copy

CONTRIBUTION, CONVEYANCE, ASSUMPTION AND MERGER AGREEMENT

by and among

MID-CON ENERGY GP, LLC

MID-CON ENERGY PARTNERS, LP

MID-CON ENERGY PROPERTIES, LLC

MID-CON ENERGY I, LLC

MID-CON ENERGY II, LLC

And

The “Founders” and

Other Members of Mid-Con Energy I, LLC and Mid-Con Energy II, LLC named herein

Dated as of December 20, 2011

CONTRIBUTION, CONVEYANCE, ASSUMPTION AND MERGER AGREEMENT

This Contribution, Conveyance, Assumption and Merger Agreement, dated as of December 20, 2011 (this “Agreement”), is by and among Mid-Con Energy GP, LLC, a Delaware limited liability company (the “General Partner”), Mid-Con Energy Partners, LP, a Delaware limited partnership (the “Partnership”), Mid-Con Energy Properties, LLC, a Delaware limited liability company (“Mid-Con Properties”), Mid-Con Energy I, LLC, a Delaware limited liability company (“Mid-Con I”), Mid-Con Energy II, LLC, a Delaware limited liability company (“Mid-Con II”), Messrs. Charles R. Olmstead, Jeffrey R. Olmstead and S. Craig George (each a “Founder” and, collectively, the “Founders”) and certain other members of Mid-Con I and Mid-Con II identified as the “Additional Members” on the signature pages hereto (the “Additional Members”). The above-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.” Capitalized terms used herein shall have the meanings assigned to such terms in Article I.

RECITALS

WHEREAS, (i) Mid-Con I has the following limited liability company interests outstanding: 332,500 Class A units, 392,422 Class B units and 35,296 Class C units; and (ii) Mid-Con II has the following limited liability company interests outstanding: 212,924 Class A units, 762,024 Class B units and 60,166 Class C units;

WHEREAS, a portion of the purchase price paid by certain members for the issuance of Class B and Class C units of Mid-Con I and Class A units of Mid-Con II, respectively, was paid in the form of promissory notes (the “Mid-Con I Promissory Notes” and “Mid-Con II Promissory Notes,” respectively) tendered to Mid-Con I and Mid-Con II, respectively, by the members purchasing such units;

WHEREAS, certain members of Mid-Con I and Mid-Con II also purchased limited liability company interests in Mid-Con Energy III, LLC, a Delaware limited liability company (“Mid-Con III”), and Mid-Con Energy IV, LLC, a Delaware limited liability company (“Mid-Con IV”), and paid for a portion of such interests in the form of promissory notes (the “Mid-Con III Promissory Notes” and “Mid-Con IV Promissory Notes,” respectively, and together with the Mid-Con I Promissory Notes and the Mid-Con II Promissory Notes, the “Promissory Notes”) tendered to Mid-Con III and Mid-Con IV, respectively;

WHEREAS, each member of Mid-Con I and Mid-Con II that is (i) an obligor under any Promissory Notes with any amount of outstanding principal or interest and/or (ii) an Accredited Holder (as defined below) is a party to this Agreement and named on the signature pages hereto as an Additional Member;

WHEREAS, as further described below, the General Partner and the Organizational Limited Partner (as defined below) have formed the Partnership, pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), for the purpose of engaging in any business activity that is approved by the General Partner and that lawfully may be conducted by a limited partnership organized pursuant to the Delaware LP Act;

WHEREAS, in order to accomplish the objectives and purposes of the preceding recital, each of the following actions has been taken prior to the date hereof:

1.	Charles R. Olmstead, as the organizational member, formed the General Partner, pursuant to the Delaware Limited Liability Company Act (the “Delaware LLC Act”), and contributed $1,000 in exchange for all of the limited liability company interests in the General Partner;

2.	the General Partner and S. Craig George, as the organizational limited partner (the “Organizational Limited Partner”), formed the Partnership pursuant to the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and contributed $20 and $980, respectively, in exchange for a 2% general partner interest and a 98% limited partner interest, respectively, in the Partnership; and

3.	the Partnership formed Mid-Con Properties pursuant to the Delaware LLC Act and contributed $1,000 in exchange for all of the limited liability company interests in Mid-Con Properties.

WHEREAS, immediately prior to the consummation of the transactions contemplated hereby (the “Closing”), Mid-Con II will acquire certain working interests in the Cushing Field from J&A Oil Company, an Oklahoma corporation (“J&A Oil”), and Charles R. Olmstead and certain commodity derivative contracts from J&A Oil (together, the “Cushing Contribution”) for aggregate consideration of $6.0 million;

WHEREAS, concurrently with the Closing, each of the following matters will occur:

1.	Mid-Con I and Mid-Con II will distribute working capital of approximately $5.2 million in cash, in the aggregate, in accordance with the provisions of the applicable Mid-Con LLC Agreement, which working capital includes the amounts to be received by Mid-Con I and Mid-Con II upon the repayment of the Mid-Con I Promissory Notes and the Mid-Con II Promissory Notes, respectively;

2.	Each of the Founders will contribute to the General Partner a portion of his limited liability company interests in Mid-Con I and Mid-Con II having an aggregate value equal to 0.667% of the equity value of the Partnership based upon the pricing of its initial public offering (the “Partnership Equity Value”) (each, a “GP Contribution Interest” and, collectively, “GP Contribution Interests”) in exchange for one-third of the limited liability company interests in the General Partner so that, collectively, the GP Contribution Interests will have an aggregate value equal to 2.0% of the Partnership Equity Value;

3.	the General Partner will contribute the GP Contribution Interests to the Partnership in exchange for 360,000 notional general partner units in the Partnership representing a continuation of its 2.0% general partner interest in the Partnership, and the Partnership will contribute the GP Contribution Interests to Mid-Con Properties;

4.	the public, through the Underwriters, will contribute $97,200,000 in cash to the Partnership (or $90,396,000, net of the Underwriters’ discount of $6,439,500 and the structuring fee of $364,500 payable to RBC Capital Markets, LLC) in exchange for the issuance of 5,400,000 MLP Common Units by the Partnership (representing a 30.0% aggregate limited partner interest in the Partnership);

5.	Mid-Con I and Mid-Con II will each merge with and into Mid-Con Properties, with Mid-Con Properties surviving as a wholly owned subsidiary of the Partnership (the “Merger”), in exchange for the right of the members of Mid-Con I and Mid-Con II to receive, in the aggregate, (i) 11,430,000 MLP Common Units (as defined herein), (ii) $105.7 million in cash from the Partnership and, (iii) upon the earlier to occur of the expiration of the Option Period (as defined herein) or the exercise in full of the Over-Allotment Option (as defined herein), (A) a number of additional MLP Common Units that is equal to the excess, if any, of (x) 810,000 over (y) the aggregate number of MLP Common Units, if any, actually purchased by and issued to the Underwriters (as defined herein) pursuant to the exercise of the Over-Allotment Option on the Option Closing Date(s) (as defined herein) (the “Additional MLP Common Units”), and (B) the amount of cash, if any, contributed by the Underwriters to the Partnership (net of the applicable Underwriters’ discount and structuring fee) on the Option Closing Date(s) with respect to MLP Common Units purchased by and issued to the Underwriters pursuant to each exercise of the Over-Allotment Option (the “Option Net Cash Proceeds”); provided, that an aggregate of $4.0 million of such cash consideration otherwise distributable to the members of Mid-Con I and Mid-Con II that are obligors under the Promissory Notes will be reduced by and offset against (x) the full amount of outstanding principal and interest on any Mid-Con I Promissory Notes or Mid-Con II Promissory Notes under which such member is an obligor and (y) 50% of the amount of outstanding principal and interest on any Mid-Con III Promissory Notes or Mid-Con IV Promissory Notes under which such member is an obligor, except that in the case of the Mid-Con III Promissory Notes under which each of the Founders is an obligor, such reduction and offset shall be of the full amount of outstanding principal and interest; provided, further, that a portion of such consideration that the members of Mid-Con I and Mid-Con II that are “accredited investors” (as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”)) and the Charles R. Olmstead 2011 Trust (each, an “Accredited Holder”) are entitled to receive will be attributable to the Additional MLP Common Units and/or the Option Net Cash Proceeds and shall not be payable in full until the earlier to occur of the exercise of the Over-Allotment Option in full or the expiration of the Option Period.

6.	Mid-Con Properties will borrow $45.0 million under its New Credit Facility (as defined herein);

7.

the Partnership will (a) repay the $20.2 million in indebtedness outstanding under its Existing Credit Facilities (as defined herein), (b) pay transaction expenses of approximately $10.3 million, (c) pay the aggregate consideration of $6.0 million to J&A Oil and Charles R. Olmstead for the Cushing Contribution, (d) subject to the first proviso in paragraph 5 above, distribute the remaining $105.7 million in cash to the members of Mid-Con I and Mid-Con II in accordance with Schedule A attached hereto as partial consideration for the Merger and, in part, as a reimbursement of pre-formation capital expenditures made by Mid-Con I and Mid-Con II; provided that the payments described in clauses (a), (b) and (c) will be sourced from the borrowings under the New Credit Facility to the maximum extent possible;

8.	immediately following the admission of a new limited partner to the Partnership, the 98% limited partner interest in the Partnership held by the Organizational Limited Partner will be redeemed and the initial capital contribution of the Organization Limited Partner will thereupon be refunded;

9.	the agreements of limited partnership and the limited liability company agreements of the General Partner and the Partnership will be amended and restated to the extent necessary to reflect the applicable matters set forth above and contained in this Agreement; and

10.	upon any exercise of the Over-Allotment Option, the Partnership will pay the Option Net Cash Proceeds to the Accredited Holders, and upon expiration of the Option Period, the Partnership will issue the Additional MLP Common Units, if any, to the Accredited Holders; and

WHEREAS, the members or partners of the Parties have taken all corporate, limited liability company and partnership action, as the case may be, required to approve the transactions contemplated by this Agreement, including with respect to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

The terms set forth below in this Article I shall have the meanings ascribed to them below or in the part of this Agreement referred to below:

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the U.S. Securities and Exchange Commission.

“Effective Time” means the effective time of the Merger.

“Existing Credit Facilities” means (i) the Amended and Restated Credit Agreement, dated July 29, 2009, as amended, between Mid-Con I and BOKF, NA d/b/a Bank of Oklahoma and (ii) the Amended and Restated Credit Agreement, dated September 30, 2009, as amended, between Mid-Con II and BOKF, NA d/b/a Bank of Oklahoma.

“IPO” means the initial public offering of MLP Common Units, as contemplated in the Registration Statement.

“IPO Price” means the price paid by investors in the IPO as indicated on the cover page of the prospectus contained in the Registration Statement.

“Mid-Con I LLC Agreement” means the Limited Liability Company Agreement of Mid-Con I, dated June 30, 2009, as amended.

“Mid-Con I Unit” means each Unit of Membership Interest of a Member of Mid-Con I, as such terms are defined in the Mid-Con I LLC Agreement.

“Mid-Con II LLC Agreement” means the Limited Liability Company Agreement of Mid-Con II, dated June 15, 2009, as amended.

“Mid-Con II Unit” means each Unit of Membership Interest of a Member of Mid-Con II, as such terms are defined in the Mid-Con II LLC Agreement.

“Mid-Con LLC Agreements” means the Mid-Con I LLC Agreement and the Mid-Con II LLC Agreement.

“MLP Common Units” means the common units representing limited partner interests in the Partnership.

“New Credit Facility” means the Credit Agreement, dated December 20, 2011 by and among Mid-Con Energy Properties, as the borrower, Royal Bank of Canada, as administrative agent and collateral agent, and the lenders named therein.

“Option Closing Date” means the date of the closing of any issuance of any MLP Common Units pursuant to an exercise of the Over-Allotment Option.

“Option Period” means the period during which the Over-Allotment Option is exercisable pursuant to the Underwriting Agreement.

“Over-Allotment Option” means the Underwriters’ option to purchase up to an additional 810,000 MLP Common Units.

“Partnership Agreement” means the First Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 20, 2011.

“Registration Statement” means the Registration Statement on Form S-1 filed with the Commission (Registration No. 333-176265), as amended and effective at Closing.

“Underwriters” means those underwriters listed in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of December 14, 2011, between RBC Capital Markets, LLC, Raymond James & Associates, Inc. and Wells Fargo Securities, LLC, as representatives of the Underwriters, the General Partner, the Partnership, Mid-Con Properties, Mid-Con I and Mid-Con II.

ARTICLE II

CONTRIBUTIONS, MERGER AND ACKNOWLEDGEMENTS

Section 2.1 Distribution of Working Capital. (a) Mid-Con I hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers $5,273,784 in cash of working capital (which includes amounts to be received upon the repayment of the Mid-Con I Promissory Notes) to the holders of Mid-Con I Units, in accordance with the provisions of the Mid-Con I LLC Agreement, and (b) Mid-Con II hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers $35,789 in cash of working capital (which includes amounts to be received upon the repayment of the Mid-Con II Promissory Notes) to the holders of Mid-Con II Units, to be distributed in accordance with the provisions of the Mid-Con II LLC Agreement.

Section 2.2 Contribution of the GP Contribution Interests by the Founders to the General Partner. Each of the Founders hereby grants, distributes, bargains, conveys, assigns, transfers, sets over and delivers to the General Partner, its successors and assigns, for its and their own use forever, all right, title and interest in and to his respective GP Contribution Interest, and the General Partner hereby accepts such GP Contribution Interests.

Section 2.3 Contribution of the GP Contribution Interests by the General Partner to the Partnership. The General Partner hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to the Partnership, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Contribution Interests, as a capital contribution, in exchange for 360,000 notional general partner units representing a continuation of its 2.0% general partner interest in the Partnership, and the Partnership hereby accepts the GP Contribution Interests as a contribution to the capital of the Partnership.

Section 2.4 Contribution of the GP Contribution Interests by the Partnership to Mid-Con Properties. The Partnership hereby grants, contributes, bargains, conveys, assigns, transfers, sets over and delivers to Mid-Con Properties, its successors and its assigns, for its and their own use forever, all right, title and interest in and to the GP Contribution Interests, and Mid-Con Properties hereby accepts such GP Contribution Interests.

Section 2.5 Underwriters’ Cash Contribution. The Parties acknowledge that the public, through the Underwriters, has made a capital contribution to the Partnership of $97,200,000 in cash ($90,396,000 net to the Partnership after the underwriting discount (the “Spread”) of $6,439,500 and the structuring fee of $364,500 payable to RBC Capital Markets, LLC) in exchange for the issuance by the Partnership to the Underwriters of 5,400,000 MLP Common Units, representing a 30.0% limited partner interest in the Partnership.

Section 2.6 Merger of Mid-Con I and Mid-Con II with and into Mid-Con Properties. The Parties acknowledge that after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, Mid-Con Properties shall file a certificate of merger, in the form attached hereto as Exhibit A with the Secretary of State of the State of Delaware and, pursuant thereto, Mid-Con I and Mid-Con II will merge with and into Mid-Con Properties, the separate existence of Mid-Con I and Mid-Con II will cease and Mid-Con Properties will survive and continue to exist as a Delaware limited liability company, such that immediately following the Merger, Mid-Con Properties will be a direct, wholly owned subsidiary of the Partnership. This Agreement shall serve as an agreement of merger with respect to the Merger pursuant to Section 18-209 of the Delaware LLC Act. The certificate of formation and limited liability company agreement of Mid-Con Properties in effect at the time of the Merger shall be the certificate of formation and limited liability company agreement of Mid-Con Properties immediately following the Merger, unless and until amended in accordance with their terms and applicable law.

Section 2.7 Borrowing Under New Credit Facility. The Parties acknowledge that Mid-Con Properties has entered into the New Credit Facility and borrowed $45.0 million thereunder.

Section 2.8 Repayment of Outstanding Indebtedness, Payment of Transaction Expenses and Payment of Purchase Consideration. The Parties acknowledge (a) the repayment by the Partnership of an aggregate of $20.2 million in indebtedness outstanding under the Existing Credit Facilities, (b) the payment by the Partnership, in connection with the transactions contemplated hereby, of estimated transaction expenses in the amount of approximately $10.3 million (exclusive of the Spread and the structuring fee) and (c) the payment by the Partnership of aggregate consideration of $6.0 million to J&A Oil and Mid-Con Operating in exchange for the Cushing Contribution; provided that each of such payments shall be sourced to borrowings under the New Credit Facility to the maximum extent possible.

Section 2.9 Redemption of the Initial Limited Partner Interest in the Partnership and the Return of Initial Capital Contribution. The Partnership (a) hereby redeems the 98% limited partner interest in the Partnership held by the Organizational Limited Partner and (b) hereby refunds and distributes to the Organizational Limited Partner the initial capital contribution made to the Partnership along with 98.0% of any interest or other profit that resulted from the investment or other use of such initial capital contribution. Upon the payment set forth in subsection (b) of the immediately preceding sentence and following the admission of an additional limited partner to the Partnership, the Organizational Limited Partner shall cease to be partner of the Partnership and shall not be entitled to any further payment by the Partnership, including any amount pursuant to Section 17-604 of the Delaware Act.

Section 2.10 Cancellation of GP Contribution Interests. Notwithstanding anything to the contrary in this Agreement, at Closing, the GP Contribution Interests held by Mid-Con Properties shall automatically be cancelled.

ARTICLE III

ADDITIONAL PROVISIONS RELATING TO THE MERGER

Section 3.1 Merger Consideration.

(a) By virtue of the Merger, at the Effective Time, (i) the Mid-Con I Units issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in the aggregate, (A) $65,989,051 in cash from the Partnership and 6,432,845 MLP Common Units and, (B) upon the expiration of the Option Period, up to 455,871 Additional MLP Common Units or, upon any prior exercise of the Over-Allotment Option, a proportionate amount of the resulting Option Net Cash Proceeds, and (ii) the Mid-Con II Units issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive, in the aggregate, (A) $39,639,234 in cash from the Partnership and 4,997,155 MLP Common Units and, (B) upon the expiration of the Option Period, up to 354,129 Additional MLP Common Units or, upon any prior exercise of the Over-Allotment Option, a proportionate amount of the resulting Option Net Cash Proceeds; provided, that an aggregate of $4.0 million of such cash consideration otherwise payable to the members of Mid-Con I and Mid-Con II that are obligors under the Promissory Notes will be reduced by and offset against (x) the full amount of outstanding principal and interest on any Mid-Con I Promissory Notes or Mid-Con II Promissory Notes under which such member is an obligor and (y) 50% of the amount of outstanding principal and interest on any Mid-Con III Promissory Notes or Mid-Con IV Promissory Notes under which such member is an obligor, except that in the case of the Mid-Con III Promissory Notes under which each of the Founders is an obligor, such reduction and offset shall be of the full amount of outstanding principal and interest;

(b) The holders of Mid-Con I Units and Mid-Con II Units shall receive the following consideration, per Mid-Con I Unit and Mid-Con II Unit, respectively, pursuant to (A) the distribution of working capital pursuant to Sections 2.1(a) and 2.1(b) above and the Mid-Con LLC Agreements and (B) Sections 3.1(a)(i) and 3.1(a)(ii) above and the Mid-Con LLC Agreements:

(i) Each holder of Class A Mid-Con I Units and Class A Mid-Con II Units shall receive, in the aggregate, the amount of cash set forth on Schedule A opposite such holder’s name;

(ii) Each holder of Class B Mid-Con I Units or Class C Mid-Con I Units that is an Accredited Holder shall receive (A) $78.81789 in cash, (B) 15.834441 MLP Common Units and (C) 1.087862 Additional MLP Common Units per Class B Mid-Con I Unit or Class C Mid-Con II Unit, as the case may be; provided, to the extent the Over-Allotment Option is exercised, each such holder shall receive $16.74 in cash in lieu of each Additional MLP Common Unit;

(iii) Each holder of Class B Mid-Con I Units or Class C Mid-Con I Units that is not an Accredited Holder shall receive $362.09724 in cash per Class B Mid-Con I Unit or Class C Mid-Con I Unit, as the case may be;

(iv) Each holder of Class B Mid-Con II Units or Class C Mid-Con II Units that is an Accredited Holder shall receive (A) $14.157372 in cash, (B) 6.568560 MLP Common Units and (C) 0.451275 Additional MLP Common Units per Class B Mid-Con II Unit or Class C Mid-Con II Unit, as the case may be; provided, to the extent the Over-Allotment Option is exercised, each such holder shall receive $16.74 in cash in lieu of each Additional MLP Common Unit;

(v) Each holder of Class B Mid-Con II Units or Class C Mid-Con II Units that is not an Accredited Holder shall receive $131.669410 in cash per Class B Mid-Con II Unit or Class C Mid-Con II Unit, as the case may be;

provided, however, that Schedule B hereto sets forth for each holder of Mid-Con I Units and Mid-Con II Units that is an obligor under any Promissory Notes, the amount of the reduction and offset pursuant to the proviso in Section 3.1(a) above in the amount of cash consideration otherwise payable to such holder pursuant to this Section 3.1(b).

(c) Notwithstanding the foregoing provisions of Section 3.1, each of the Accredited Holders hereby acknowledges and agrees that the consideration that such Accredited Holders is entitled to receive pursuant to Sections 3.1(a)(i)(B) and 3.1(a)(ii)(B), as further described in Sections 3.1(b)(ii) and (b)(iv), shall not be payable in full until the earlier to occur of the exercise of the Over-Allotment Option in full or the expiration of the Option Period.

Section 3.2 No Fractional MLP Common Units. No certificates or scrip of the MLP Common Units representing fractional MLP Common Units or book-entry credit of the same shall be issued upon the surrender for exchange of Mid-Con I Units and Mid-Con II Units. Notwithstanding any other provision of this Article III, each holder of Mid-Con I Units or Mid-Con II Units exchanged in the Merger, who would otherwise have been entitled to receive a fraction of an MLP Common Unit (after taking into account all Mid-Con I and Mid-Con II Units delivered by such holder), shall receive, in lieu thereof, cash (without interest rounded to the nearest whole cent) in an amount equal to the product of (i) the IPO Price per MLP Common Unit and (ii) the fraction of an MLP Common Unit that such holder would otherwise be entitled to receive pursuant to this Article III.

Section 3.3 No Further Rights in Mid-Con I and Mid-Con II. All Mid-Con I Units and Mid-Con II Units, when converted in the Merger, shall cease to be outstanding and shall automatically be cancelled and cease to exist. After the Effective Time, each holder of such Mid-Con I Units and Mid-Con II Units shall cease to have any rights with respect thereto, except to receive the consideration specified in Sections 3.1 and 3.2.

Section 3.4 Withholding. Each of the Partnership and Mid-Con Properties shall be entitled to deduct and withhold from the consideration otherwise payable to the Mid-Con I unitholders and the Mid-Con II unitholders pursuant to this Article III such amounts as the Partnership or Mid-Con Properties is required to deduct and withhold under the Code or any state, local or foreign tax law, with respect to such payment. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid the holders of Mid-Con I Units or Mid-Con II Units, as the case may be, in respect of whom such deduction and withholding was made.

Section 3.5 Tax Treatment of Merger. For federal income tax purposes, the merger of each of Mid-Con I and Mid-Con II into Mid-Con Properties shall be treated as an “assets over” partnership merger within the meaning of Treasury Regulations Section 1.708-1(c)(3)(i). To the extent that any member of Mid-Con I or Mid-Con II receives only cash consideration in connection with the Merger, such member shall be treated as selling its limited liability company interests in Mid-Con I and/or Mid-Con II to Mid-Con Properties in exchange for such cash consideration in accordance with Treasury Regulations Section 1.708-1(c)(4). By the receipt of the cash consideration, each such member agrees and consents to treat the transaction as a sale of such limited liability company interest pursuant to Treasury Regulations Section 1.708-1(c)(4) and this Section 3.5.

Section 3.6 Restrictive Legend. The certificates evidencing MLP Common Units issued to the Mid-Con I unitholders and Mid-Con II unitholders pursuant to this Article III shall be characterized as “restricted securities” under the federal securities laws and, in addition to any legend required under the Partnership Agreement, shall bear the following legend:

“These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction. These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.”

Section 3.7 Transfer, Conveyance and Assumption. At the Effective Time, Mid-Con Properties shall continue in existence as the surviving limited liability company, and without further transfer, succeed to and possess all of the rights, privileges and powers of Mid-Con I and Mid-Con II, and all of the assets and property of whatever kind and character of Mid-Con I and Mid-Con II shall vest in Mid-Con Properties without further act or deed; thereafter, Mid-Con Properties, as the surviving limited liability company, shall be liable for all of the liabilities and obligations of Mid-Con I and Mid-Con II, and any claim or judgment against Mid-Con I or Mid-Con II may be enforced against the Mid-Con Properties, as the surviving limited liability company, in accordance with Section 18-209 of the Delaware LLC Act.

ARTICLE IV

FURTHER ASSURANCES

From time to time after the Effective Time, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

ARTICLE V

MISCELLANEOUS

Section 5.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 5.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns.

Section 5.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies, and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

Section 5.4 Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

Section 5.5 Choice of Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, interpreted, construed and enforced in accordance with the laws of the State of Delaware, without regard to rules or principles of conflicts of law requiring the application of the law of another State.

Section 5.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provisions or provisions held to be invalid and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 5.7 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties. Each such instrument shall be reduced to writing and shall be designated on its face as an amendment to this Agreement.

Section 5.8 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to the subject matter of this Agreement and such instruments. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

Section 5.9 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the assets and interests referenced herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused it to be duly executed as of the date first above written.

MID-CON ENERGY GP, LLC

By:	/s/ Charles. R. Olmstead
Name:	Charles R. Olmstead
Title:	Chief Executive Officer

MID-CON ENERGY PARTNERS, LP

By:	Mid-Con Energy GP, LLC
its general partner

By:	/s/ Charles R. Olmstead
Name:	Charles R. Olmstead
Title:	Chief Executive Officer

MID-CON PROPERTIES, LLC

By:	Mid-Con Energy Partners, LP its sole member

By:	Mid-Con Energy GP, LLC
its general partner

By:	/s/ Charles R. Olmstead
Name:	Charles R. Olmstead
Title:	Chief Executive Officer

MID-CON ENERGY I, LLC

By:	/s/ Charles R. Olmstead
Name:	Charles R. Olmstead
Title:

MID-CON ENERGY II, LLC

By:	/s/ Charles R. Olmstead
Name:	Charles R. Olmstead
Title:

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FOUNDERS:

/s/ Charles R. Olmstead
Charles R. Olmstead

/s/ Jeffrey R. Olmstead
Jeffrey R. Olmstead

/s/ S. Craig George
S. Craig George

ADDITIONAL MEMBERS:

YORKTOWN ENERGY PARTNERS VIII, L.P.

By:	Yorktown VIII Company LP,
Its general partner

By:	Yorktown VIII Associates LLC,
Its general partner

By:	/s/ Peter A. Leidel
Name:	Peter A. Leidel
Title:	Member

YORKTOWN ENERGY PARTNERS VI, L.P.

By:	Yorktown VI Company LP,
Its general partner

By:	Yorktown VI Associates LLC,
Its general partner

By:	/s/ Peter A. Leidel
Name:	Peter A. Leidel
Title:	Member

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YORKTOWN ENERGY PARTNERS VII, L.P.

By:	Yorktown VII Company LP,
Its general partner

By:	Yorktown VII Associates LLC,
Its general partner

By:	/s/ Peter A. Leidel
Name:	Peter A. Leidel
Title:	Member

COSCO INVESTMENTS L.P.

By:	/s/ Cameron O. Smith
Name:	Cameron O. Smith
Title:	General Partner

J&A OIL COMPANY, LLC

By:	/s/ Charles R. Olmstead
Name:	Charles R. Olmstead
Title:	Manager

CHARLES R. OLMSTEAD 2011 TRUST

/s/ Ann O. Weber
Ann O. Weber
Trustee

/s/ Robert G. Olmstead
Robert G. Olmstead

/s/ Kathleen Olmstead
Kathleen Olmstead

/s/ William C. Olmstead
William C. Olmstead

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GEORGE ENERGY PARTNERS, LLC

By:	/s/ S. Craig George
Name:	S. Craig George
Title:	Managing Partner

RAYMOND E. PENICK LIVING TRUST

/s/ Shirley G. Penick
Shirley G. Penick,
Co-Trustee

/s/ Raymond E. Penick
Raymond E. Penick
Co-Trustee

JONES REVOCABLE TRUST

/s/ Robbin W. Jones
Robbin William Jones
Co-Trustee of the Jones Revocable Trust

/s/ Roasalind Jones
Rosalind Jones
Co-Trustee of the Jones Revocable Trust

/s/ James S. McGhay
James S. McGhay

/s/ W. R. McPhail
William R. McPhail

/s/ David Culbertson
David Culbertson

/s/ Larry D. Morphew
Larry D. Morphew

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/s/ Larry D. Morphew
Larry D. Morphew
Trustee of Ray Epperley Living Trust

/s/ Rhonda L. Stacy
Rhonda L. Stacy

/s/ B. Nick Abbott
B. Nick Abbott

/s/ Ralph W. Everett
Ralph W. Everett

/s/ Lisa R. Ingle
Lisa R. Ingle

/s/ Traci M. Harvel
Traci M. Harvel

/s/ Amber L. Hudson
Amber I. Hudson

/s/ Curtis D. Morphew
Curtis D. Morphew

/s/ Henry P. Wilkins
Henry P. Wilkins

/s/ Billy C. Richardson
Billy C. Richardson

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/s/ Summer C. White
Summer C. White

/s/ Amber R. Day
Amber R. Day

/s/ David Shane Shipman
David Shane Shipman

/s/ Oscar W. Wynn
Oscar W. Wynn

/s/ Sherry L. Morgan
Sherry L. Morgan

/s/ Andrew R. Grimm
Andrew R. Grimm

/s/ Michelle R. Weaver
Michelle R. Weaver

/s/ Ryan M. Logsdon
Ryan M. Logsdon

/s/ Danny T. Campbell
Danny T. Campbell

/s/ Jake T. Horine
Jake T. Horine

/s/ Dan Eyler
Dan Eyler

/s/ Jeff Pankow
Jeff Pankow

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/s/ David Donaldson
David Donaldson

/s/ Jeffrey Morphew
Jeffrey Morphew

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EXHIBIT A

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executes the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Mid-Con Energy Properties, LLC (the “Surviving LLC”) and the names of the limited liability companies being merged into this surviving limited liability company are (i) Mid-Con Energy I, LLC and (ii) Mid-Con Energy II, LLC (jointly, the “Non-Surviving LLCs”). The jurisdiction of formation of each of Mid-Con Energy Properties, LLC, Mid-Con Energy I, LLC and Mid-Con Energy II, LLC, is Delaware.

SECOND: An agreement of merger (the “Agreement of Merger”) has been approved, and executed by the Surviving LLC and each of the Non-Surviving LLCs.

THIRD: The name of the surviving limited liability company is Mid-Con Energy Properties, LLC.

FOURTH: The merger of the Non-Surviving LLCs into the Surviving LLC is to become effective immediately upon the filing of this Certificate of Merger.

FIFTH: The Agreement of Merger is on file at 2431 E. 61st Street, Suite 850, Tulsa, Oklahoma 74136, the place of business of the Surviving LLC.

SIXTH: A copy of the Agreement of Merger will be furnished by the Surviving LLC, on request and without cost, to any member of the Surviving LLC or a Non-Surviving LLC.

IN WITNESS WHEREOF, Mid-Con Energy Properties, LLC has caused this certificate to be signed by an authorized person, 20th day of December 2011.

MID-CON ENERGY PROPERTIES, LLC

By:
Charles R. Olmstead Authorized Person

Exhibit A